UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2002


                              The Finx Group, Inc.
       (Exact name of small business issuer as specified in its charter)
                     (formerly known as Fingermatrix, Inc.)


           Delaware                     0-9940                  13-2854686
(State or other jurisdiction of     (Commission file          (IRS Employer
 incorporation or organization)          number)          Identification Number)

    249 Saw Mill River Road, Elmsford, NY                            10523
   (Address of Principal Executive Offices)                        (Zip Code)

                                 (914) 592-5930
              (Registrant's telephone number, including area code)


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Item 5. Other Events

Although the Registrant is a party to certain legal proceedings that have occurred in the ordinary course of business, the Company does not believe such proceedings to be of a material nature with the exception of the following item which the Registrant became aware subsequent to the May 15, 2002 filing of its Form 10-Q for the quarter ended March 31, 2002 and which is therefore reported herein.

On or about May 31, 2002, the Registrant became aware that a complaint styled "Law Offices of Jerold K. Levien, against The Finx Group, Inc. f/k/a Fingermatrix, Inc., The Trinity Group-I, Inc." was filed in the Supreme Court of the State of New York County of New York on April 8, 2002. The nature of the action is for breach of contract with regard to the non-payment of legal invoices for services purported to have been rendered by the plaintiff, and the relief sought is $334,595 (such amounts having been accrued on the books of the Registrant as of December 31, 2000) with interest from January 1999. The Registrant believes it has meritorious defenses to the complaint and intends to vigorously contest this complaint.

Due to uncertainties in the legal process, it is at least reasonably possible that the Registrant's opinion of the outcome of the following contingent liability will change in the near term and there exists the possibility that there could be a material adverse impact on the operations of the Registrant.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE FINX GROUP, INC.


Date: July 5, 2002                              /S/   Lewis S. Schiller
                                                   Chief Executive Officer


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